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                                                                   EXHIBIT 23.2


                         INDEPENDENT AUDITORS' CONSENT


The Board of Directors
Verso Technologies, Inc.:



         We consent to the use of our report dated February 23, 2002, except as to Note 15 which is as of March 29, 2002, with respect to the consolidated balance sheets of Verso Technologies, Inc. and subsidiaries as of December 31, 2001 and 2000, and related statements of operations, shareholders' equity, and cash flows for the years then ended, incorporated herein by reference and to the reference to our firm under the heading "Experts" in the prospectus.

         Our report refers to the adoption, effective July 1, 2001, of the provisions of Statement of Financial Accounting Standards ("SFAS") No. 141, "Business Combinations," and certain provisions of SFAS No. 142, "Goodwill and Other Intangible Assets," as required for goodwill and intangible assets resulting from business combinations consummated after June 30, 2001.


/s/ KPMG LLP
------------------------


Atlanta, Georgia
June 12, 2002